        As filed with the Securities and Exchange Commission on April 24, 1997
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                       EVANS WITHYCOMBE RESIDENTIAL, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

               MARYLAND                                            86-0766008
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                             ----------------------

                      6991 East Camelback Road, Suite A-200
                           Scottsdale, Arizona  85251
                                 (602) 840-1040
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                        NON-EMPLOYEE DIRECTORS STOCK PLAN
                            (Full title of the plan)

                             ----------------------
                                STEPHEN O. EVANS
                Chairman of the Board and Chief Executive Officer

                       EVANS WITHYCOMBE RESIDENTIAL, INC.
                      6991 East Camelback Road, Suite A-200
                           Scottsdale, Arizona  85251
                                 (602) 840-1040

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                 WITH A COPY TO:
                             KENNETH M. DORAN, ESQ.
                           Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                         Los Angeles, California  90071
                                 (213) 229-7000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                             Proposed Maximum         Proposed Maximum           Amount of
Title of Securities        Amount to         Offering Price per            Aggregate           Registration
to be Registered         be Registered            Share (1)           Offering Price (1)          Fee (1)
--------------------------------------------------------------------------------------------------------------

Common Stock             100,000 shares           $20.0625               $2,006,250               $607.95
--------------------------------------------------------------------------------------------------------------


(1) Price per share and aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of Evans Withycombe Residential, Inc. as reported on the New York Stock Exchange on April 18, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by Evans Withycombe Residential, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are by this reference incorporated in and made a part of this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended;

          (b) The Registrant's Current Report on Form 8-K, filed with the Commission on February 13, 1997; and

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, File No. 1-13256.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Charter limits the liability of the Registrant's directors and officers to the Registrant and its shareholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Registrant or its shareholders to obtain other relief, such as an injunction or rescission.

         The Registrant's Charter and Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted from time to time by Maryland law. The Charter also permits the Registrant to indemnify employees, agents and other persons acting on behalf of or at the request of the Registrant. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933 is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         The Agreement of Limited Partnership (the "Operating Partnership Agreement") of Evans Withycombe Residential, L.P., a Delaware limited partnership (the "Operating Partnership"), also provides for indemnification of the Registrant, or any director or officer of the Registrant, in its capacity as general partner of the Operating Partnership, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Operating Partnership as set forth in the Operating Partnership Agreement.

         The Registrant has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other things, that the Registrant indemnify its officers and directors to the fullest extent permitted by the MGCL, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Registrant must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover officers and directors under the Registrant's directors and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Charter and the Bylaws, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights it provides.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

     4.1  Non-Employee Directors Stock Plan of the Registrant.

     4.2 Articles of Amendment and Restatement of the Registrant (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

     5.1  Opinion of Ballard Spahr Andrews & Ingersoll.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Ballard Spahr Andrews & Ingersoll (contained in Exhibit
          5.1).

     24   Power of Attorney (included on Signature Page).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 31st day of March, 1997.

                                        By:  /s/ Stephen O. Evans
                                           -------------------------------------
                                             Stephen O. Evans
                                             Chairman of the Board and Chief
                                              Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen O. Evans, Richard G. Berry and Paul R. Fannin, and each of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


     Signature                       Title                            Date
     ---------                       -----                            ----
/s/ Stephen O. Evans
------------------------    Chairman of the Board of Directors    March 31, 1997
    Stephen O. Evans          and Chief Executive Officer
                             (Principal Executive Officer)
/s/ Paul R. Fannin
------------------------    Senior Vice President and Chief       March 31, 1997
    Paul R. Fannin            Financial Officer, Secretary
                              and Treasurer (Principal
                              Financial and Accounting Officer)
/s/ Richard G. Berry
------------------------    President, Chief Operating Officer    March 31, 1997
    Richard G. Berry          and Director

/s/ F. Keith Withycombe
------------------------    Director                              March 31, 1997
    F. Keith Withycombe


------------------------    Director                              April   , 1997
    Joseph F. Azrack

/s/ G. Peter Bidstrup
------------------------    Director                              April 23, 1997
    G. Peter Bidstrup

------------------------    Director                              April   , 1997
    Joseph W. O'Connor

------------------------    Director                              April   , 1997
    John O. Theobald

                                  EXHIBIT INDEX
   Exhibit
    Number          Description
    ------          -----------

     4.1       Non-Employee Directors Stock Plan of the Registrant.

     4.2 Articles of Amendment and Restatement of the Registrant (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

     5.1       Opinion of Ballard Spahr Andrews & Ingersoll

     23.1      Consent of Ernst & Young LLP.

     23.2      Consent of Ballard Spahr Andrews & Ingersoll (contained in
               Exhibit 5.1)

     24        Power of Attorney (included on Signature Page).